UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 2, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115




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ITEM 5.       OTHER EVENTS

     On October 2, 2001, Calpine Corporation, the San Jose, Calif.-based independent power company, announced four concurrent offerings of senior notes in the US dollar, Canadian dollar, Sterling and Euro fixed income markets, and an offering of approximately $654.5 million of pass through certificates relating to certain sale/leaseback transactions.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

     99.0 Press release dated October 2, 2001, announcing proposed offerings.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer
October 8, 2001


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EXHIBIT 99.0

NEWS RELEASE                                              Contact:  408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125


                CALPINE ANNOUNCES PROPOSED SENIOR NOTES OFFERINGS

     (SAN JOSE, CALIF.) October 2, 2001 -- San Jose, Calif.-based Calpine Corporation [NYSE:CPN], the nation's fastest growing independent power company, announced today four concurrent offerings of senior notes in the US dollar, Canadian dollar, Sterling and Euro fixed income markets.

     The Canadian dollar offering will consist of C$250 million of senior notes due 2007 to be issued by Calpine's wholly-owned subsidiary Calpine Canada Energy Finance ULC and guaranteed by Calpine Corporation. The lead underwriter for this transaction is TD Securities.

     The Sterling and Euro offering will consist of (pound)275 million equivalent of senior notes to be issued by Calpine's wholly-owned subsidiary Calpine Canada Energy Finance II ULC and guaranteed by Calpine. These notes will be issued in two separate tranches denominated in sterling and euros.

     The US dollar offerings will consist of $500 million of senior notes to be issued by Calpine Canada Energy Finance ULC and guaranteed by Calpine Corporation, and $287 million of senior notes issued by Calpine Corporation directly. The lead underwriter for the sterling, euro and US dollar transactions is Credit Suisse First Boston.

     Proceeds from the offerings will be used to refinance existing bridge loan financings incurred to fund recently completed transactions and for working capital and general corporate purposes.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities referred to above, nor shall there be any sale of these securities in any State or other jurisdictions in which such offer, solicitation or sale could be unlawful prior to registration or qualification of such securities under the securities laws of any such State and other jurisdictions.

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 35,100 megawatts of base load capacity and 7,600 megawatts of peaking capacity in operation, under construction and in announced development in 29 states, the United Kingdom and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its web site at www.calpine.com.

     Calpine also expects to offer approximately $654.5 million of pass through certificates relating to certain sale/leaseback transactions concurrently with the senior note offerings described above. These pass through certificates will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Proceeds from this offering will be used to refinance outstanding borrowings under Calpine's construction loan facilities and certain project-specific debt, and for working capital and general corporate purposes.